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                                                                    EXHIBIT 10.9

                        TECHNICAL ASSISTANCE AGREEMENT

     THIS AGREEMENT, made and entered this 1st day of April 1998, by and between ZD COMDEX & FORUMS INC., a Delaware corporation having a principal place of business at 300 First Avenue, Needham, Massachusetts ("ZDCF") and SOFTBANK FORUMS KK, a Japanese corporation having a principal place of business at 24-1 Nihonbashi-Hakozakicho Chuo-ku, Tokyo, 103 Japan ("the Company").

WHEREAS, the Company is engaged in the business of managing and organizing trade shows and conferences in Japan; and WHEREAS, the Company desires the assistance of ZDCF in the planning, promotion and administration of its trade shows and seminars known as: "COMDEX/Japan", "NetWorld + Interop", "Windows NT Intranet
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Solutions", "Seybold Seminars", "Object World" and still to be determined "New
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Business" events to be held by the Company annually in Tokyo, Japan, and ZDCF
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desires to provide such services to the Company.

NOW THEREFORE, in consideration of the mutual agreement set forth herein, the parties hereto agree as follows:

1.   Services. The following are the services to be performed by ZDCF in
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     connection with the shows:

 .    1.1. Financial Services. ZDCF shall make available to the Company the
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     services of its accounting department to assist the Company with respect to accounting, control and other financial matters, as the Company requests. Such services shall include assistance and advice with respect to budgets, projections, financing issues, bank relationships, cash management, reporting, accounting, credit and collection.

 .    1.2 Public Relations and Marketing. ZDCF shall make available to the
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     Company the services of its corporate communications and marketing departments, including its in-house publishing group - Marcom, for developing marketing programs, and handling internal and external business communications. Such services shall include collection and analysis of information relating to the market for the Events, assistance in the preparation of internal and external news releases (including graphic design and printing services), relations with local, national and international trade and general press organizations, the organization of news conferences, the preparation of literature related to the Shows for distribution to the trade, the organization and implementation of advertising and promotion campaigns, and such other similar matters as ZDCF and the Company may mutually agree.

 .    1.3 Government Affairs. ZDCF's government affairs group shall provide to
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     the Company information concerning existing and pending applicable governmental legislation or policies which may impact the Company's production of the Shows in the Territory. ZDCF will also maintain a liaison with governmental officials in the Territory; will assist the Company in obtaining necessary licenses, permits and authorizations; and will advise and assist the Company in complying with the laws, regulations, business and financing practices within the Territory. For the purposes hereof, "Territory" shall mean Japan.
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 .   1.4 Logistical Services. ZDCF shall provide logistical and support services
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        in the Territory, including assistance to the Shows' exhibitors in arranging and providing lodging, office space, translation, transportation and communications facilities and other support services.

 .   1.5 Show Floor Design. ZDCF shall make available to the Company the services
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        of its operations department to assist the Company with overall Shows design and design of the show floor space (location of exhibitor booths, conference areas, keynote halls etc.).

 .   1.6 Exhibitor Services. ZDCF shall assist the Company with customer service
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        to the Shows' exhibitors, shall provide freight forwarding services to the exhibitors and shall assist with pre-registration of exhibitors for subsequent trade-shows to be held by the Company. ZDCF personnel shall be made available to advise with exhibitor booth set-up and take-down.

 .   1.7 Personnel. ZDCF shall assign expert personnel to the Company to perform
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        work for and on behalf of the Company in the Territory with respect to the Shows, but only for the period of the actual Show dates, and at such occasions other times as may be mutually agreed upon.

 .   1.8 Other. ZDCF shall provide such other Show-related assistance as the
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        Company may reasonably request from time to time. All services to be provided hereunder shall be performed at ZDCF's offices, or elsewhere within the United States, as ZDCF may determine in its sole discretion, except for the services described in Section 1.7 above.

2.  Relationship of the Parties. It is agreed that each of the parties is and
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    shall remain an independent contractor and nothing contained in this
    Agreement shall be construed to constitute either party as an agent or employee of the other. This Agreement does not constitute and shall not be construed as constituting a partnership or joint-venture. The authority of ZDCF is limited to the performance of the functions as set forth in this Agreement. Neither party shall have any authority to make any agreement or incur any liability on behalf of the other party.

3.  Charges for Services. In consideration for the furnishing by ZDCF of the
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    services to be provided hereunder, the Company shall pay to ZDCF an amount to be determined by ZDCF and the Company upon review of the level of services and the time and resource commitment required to be expended by ZDCF to deliver the services called for hereunder. Payments due hereunder shall be made on or about December 31st of each year during the term.

4.  This Agreement shall be effective on the date hereof, and shall be for an
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    indefinite term, but shall be co-terminous with the Agreement to Produce and shall terminate immediately upon termination of such agreement.

5.  Entire Agreement. This Agreement constitutes the entire agreement between
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    the parties with respect to services described herein to be provided by ZDCF to the Company with respect to the Events, and may not be modified or amended except by a writing duly signed by the authorized representatives of the parties hereto.
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6.   Governing Law. This Agreement shall be governed by and construed in
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     accordance with the laws of the  State of New York, USA.

IN WITNESS WHEREOFF, ZDCF and the Company have caused this Agreement to be executed by their respective duly authorized representatives in the manner legally binding upon them as of the date first above written.

    WITNESS:                              ZD COMDEX & FORUMS Inc.


    __________________________            By:  _______________________
    Christopher Nazar/                         Charles D. Forman
     International Controller                  Chief Legal Officer

                                              SOFTBANK Forums KK


    ___________________________           By: ________________________
    Masakuni Takada/ Controller               Hiroyuki Sugano/Vice President